EXHIBIT 10.1
INVESTMENT AGREEMENT
THIS INVESTMENT AGREEMENT (this “Agreement”) is made as of February 2, 2009 by and between TopSpin Medical, Inc. (the “Company”) a corporation incorporated under the laws of the State of Delaware with its address at                      and Asher Shmulewitz (the “Investor”) with its address at                     .
WHEREAS, the Company’s securities are publicly traded on the Tel Aviv Stock Exchange Ltd. (the “TASE”); and
WHEREAS, the Investor is interested to purchase from the Company, an aggregate of 120,000,000 shares of Common Stock, par value $0.001 each (the “Common Stock”) at a price of NIS 0.0075 per share at an aggregate purchase price of 900,000 NIS (the “Investment Amount”) and in addition, to receive from the Company an option, for no additional consideration, to purchase additional Common Stock and the Company is interested in receiving the Investment Amount, all on the terms and conditions as set forth herein.
NOW, THEREFORE, the parties hereby agree as follows:
1. Investment. The Investor hereby irrevocably undertakes to pay the Investment Amount to the Company in consideration for the issuance to it of 120,000,000 shares of Common Stock (the “Purchased Shares”), all subject to the fulfillment of the conditions set forth in Section 5 below.
2. Representations of the Investor. The Investor hereby represents and warrants to the Company and acknowledges that the Company is entering into this Agreement in reliance thereon, as follows:
2.1. This Agreement has been duly executed and delivered by the Investor and constitutes its valid and legally binding obligation, enforceable in accordance with its terms.
2.2. The execution and delivery of this Agreement by the Investor and the fulfillment of the terms hereof will not constitute a default under or conflict with any law or agreement or other instrument to which it is a party or by which it is bound.
2.3. The Investor does not hold any securities of the Company.
2.4. The Investor acknowledges and is aware that in accordance with the provisions of the Israeli Securities Law — 1968 (the “Securities Law”) and the Securities Law Regulations (Details with regard to Sections 15A to 15C of the Law), 2000 (the “Regulations”), certain limitations apply with respect to the resale of the Purchased Shares and the Option Shares (as defined below).
2.5. The Investor is not an “Interested Party” (as defined in Section 270(5) of the Israeli Companies Law-1999). In addition, there are no agreements, whether in writing or oral, concerning the purchase or sale of the Company’s securities or concerning the voting of the Company’s securities, between the Investor and any shareholder of the Company or between the Investor or any third party
2.6. The Investor is an investor in securities of companies in similar stage as the Company and acknowledges that it is able to fend for itself, can bear the economic risk of its investment (including the total loss of such investment), and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Purchased Shares.
2.7. The Investor has received all the information it considers necessary or appropriate for deciding whether to purchase the Purchased Shares, and hereby acknowledges its agreement to invest in the Company based on such information. The Investor further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the information delivered to it, the terms and conditions of the offering of the Purchased Shares and the business, properties, prospects and financial condition of the Company.

2.8. The Investor understands that although the Purchased Shares and Option Shares (the “Shares”) will be approved by the TASE for registration pursuant to Section 5.1 below, it will not be permitted, except as specifically permitted herein upon any such sale or transfer being permitted under the applicable laws of the United States, including under the applicable provisions of the 33 Act (as defined below) listed below that limit the transfer of securities, to transfer the Purchased Shares or the Option Shares to The Nominee Company of Bank Hapoalim Ltd. (the “Registration Company”). Therefore the Investor hereby declares and confirms its agreement that it shall not be able to sell or otherwise transfer any of the Purchased Shares or the Option Shares on the TASE following their issuance and shall only be able to do so upon fulfillment of the conditions set forth herein. The Investor hereby agrees that he shall have no claim against the Company, the TASE or anyone acting on their behalf, in connection with the Investor’s inability to sell or otherwise transfer the Shares through the TASE. In the event the sale or transfer of the Purchased Shares or the Option Shares through the TASE is permitted under the applicable laws of the United States, then the Investor shall execute any and all documentation and any and all information that the Company may request evidencing that such sale or transfer is permissible, including without limitation, providing opinions of counsel (qualified either in Israeli and/or United States) and written representations as may be required by the Company, the TASE or any other governmental authority. Following receipt of all documentation and information the Company requires in connection therewith, the Company shall take action in order to remove the legend from the stock certificates of the shares for which it is permissible under all applicable laws of the United States in a manner that will permit the transfer and registration of the shares in the name of the Registration Company and the sale of such shares through the TASE and Investor shall bear and all costs that the Company may incur in connection with such transfer.
2.9. This Agreement is made with the Investor in reliance upon the Investor’s representation to the Company, which by the Investor’s execution of this Agreement, the Investor hereby confirms, that the securities being acquired under this Agreement (the “Securities”) to be acquired by the Investor will be acquired for investment for the Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Investor has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Investor further represents that the Investor does not presently have any contract, undertaking, agreement or arrangement with any person or entity to sell or transfer to such person or entity or to any third person, with respect to any of the Securities. The Investor has not been formed for the specific purpose of acquiring the Securities.
2.10. The Investor understands that the Securities have not been, and will not be, registered under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “33 Act”), by reason of a specific exemption from the registration provisions of the 33 Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Investor’s representations as expressed herein. The Investor understands that the Securities are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Investor must hold the Securities indefinitely unless they are registered with the U.S. Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available and such Securities are permitted to be transferred under this Agreement. The Investor acknowledges that the Company has no obligation to register or qualify the Securities. The Investor further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Securities, and on requirements relating to the Company which are outside of the Investor’s control, and which the Company is under no obligation and may not be able to satisfy.
2.11. The Investor understands that the Securities and any securities issued in respect of or exchange for the Shares, may bear one or all of the following legends:
2.11.1.
“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.”

2.11.2.	Any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.

2.12. The Investor is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the 33 Act.
2.13. The Investor hereby acknowledges and agrees that other than with respect to the representations provided to it by the Company in Section 3, the purchase of the Purchased Shares and the execution of all other transactions contemplated hereunder are made on an “as-is” basis, and any other representations of any kind whatsoever, including any and all information and documentation the Investor received from the Company, are expressly excluded by the Company, including with respect to the Company’s financial, business or legal condition and with respect to any liabilities of the Company and the Investor understands that it shall have no claim against the Company, its directors, officers or anyone on its behalf in connection with the status of the Company or any information provided to it concerning the Company not specifically set forth in Section 3.
3. Company Representations. The Company hereby represents and warrant to the Investor and acknowledges that the Investor is entering into this Agreement in reliance thereon, as follows:
3.1. This Agreement has been duly executed and delivered by the Company and constitutes its valid and legally binding obligation, enforceable in accordance with its terms.
3.2. The execution and delivery of this Agreement by the Company and the fulfillment of the terms hereof will not constitute a default under or conflict with any law or agreement or other instrument to which it is a party or by which it is bound.
3.3. The Purchased Shares and the shares of Common Stock issuable upon the exercise of the Option (as defined below), if exercised, shall, as of their issuance, be equal in rights to the shares of Common Stock that exist as of the date hereof, subject to the limitations set forth, among others, in Section 2.4, 2.9 and 2.11 above.
4. Option. In addition to the Purchased Shares, and subject to the receipt of the approvals set forth in Section 5, the Company hereby grants the Investor, for no additional consideration, an unregistered option (the “Option”) to purchase up to 58,064,516 shares of Common Stock (the “Option Shares”) as follows:
4.1. The Option shall be exercisable, in whole or in part, by providing written notice to the Company, during the period starting from the date of issuance of the Purchased Shares until the fourth anniversary thereof (the “Option Period”), stating the amount of Option Shares being exercised (the “Exercise Notice”). Upon conclusion of the Option Period, the Option shall terminate and be of no further force or effect.
4.2. Once an Exercise Notice has been sent, it shall be irrevocable and not subject to change. The Investor hereby agrees to sign any and all documents required under any applicable law in order for the Company to issue the Option Shares upon the exercise of any of the Option.
4.3. The exercise price per Option Share shall be NIS 0.01 (one AGORA) (the “Exercise Price”), which shall be paid in full to the Company together with the delivery of the Exercise Notice for the exercise of such Option Shares.
4.4. The Option will not be registered for trade on the TASE and is non-transferable. The Option Shares shall be subject to all the limitations applicable to the Purchased Shares, including without limitation, those set forth in Section 2.4, 2.8 and 2.10, mutatis mutandis.
4.5. The Company represents and covenants that at all times during the Option Period there shall be reserved for issuance and delivery upon exercise of the Option such number of Option Shares as is necessary for exercise in full of the Option.
4.6. In the event the Company dissolves prior to the full exercise of the Option, then the Investor shall be entitled to receive payment from any amounts distributed to the Company’s stockholders, in an amount equal to the amount it would have received upon dissolution of the Company if the Investor was holding, immediately prior to the dissolution, all the unexercised Option Shares, if any, minus the aggregate Exercise Price for all such shares
4.7. The Option Shares and Exercise Price are subject to the following adjustment provisions:
4.7.1. Subject to the following, if the Company distributes bonus shares where the record date is prior to the conclusion of the Option Term, then in addition to the Option Shares that the Investor is entitled to receive upon exercise of the Option in full and payment of the aggregate Exercise Price therefor, shares in such number and class that the Investor would have been entitled to receive as bonus shares if it had exercised the Option immediately prior to the record date for such distribution.

The Exercise Price shall not change as a result of the addition of shares described above, provided that the Exercise Price shall not be lower than the par value of the Option Shares and the shares that were added as aforesaid. The provisions concerning Option Shares shall apply to the shares that were added as aforesaid, mutatis mutandis. In the event of any adjustment made pursuant to this Section, the Investor shall not be entitled to receive fractional shares.
4.7.2. If the Company’s stockholders are offered to purchase, by way of a rights offering, any securities, then the number of Option Shares shall be adjusted to take into account the component of the benefit in the rights offering as is expressed in the ratio of the price of the Company’s share on the TASE on the record date for such rights to the basis rate “ex-rights”. In the event of any adjustment made pursuant to this Section, the Investor shall not be entitled to receive fractional shares.
The number of Option Shares shall only be adjusted in the event of a bonus share distribution and rights offering as set forth above, but not in the event of any other offering (including offerings made to interested parties).
4.7.3. If the Company distributes a dividend to its stockholders, then immediately following the record date for the receipt of such cash dividend, the Exercise Price shall be adjusted by multiplying it by the fraction of the basis rate “ex-dividend” divided by the closing price of the Company’s share on the TASE on the record date for the receipt of the dividend.
4.7.4. If the Company shall combine or subdivide its shares, the number of Options Shares shall be increased or decreased, as applicable, following such combination or subdivision. In such event, the aggregate Exercise Price shall remain unchanged.
5. Conditions for the Investment. The issuance of the Purchased Shares and the payment of the Investment Amount by the Investor to the Company shall occur immediately following the fulfillment of all of the following conditions (provided the Investor is entitled at any time after the date hereof and before all of the following conditions are met, to provide the Company all or part of the Investment Amount as advance on the account of its investment hereunder):
5.1. Approval of the TASE for the registration of the Purchased Shares and Option Shares.
5.2. Receipt of all additional approvals that may be required from the securities authorities in the United States and Israel, the TASE, any other authority in Israel or the United States or under any applicable law in order to fulfill the terms hereof and register the Purchased Shares and Option Shares for trade on the TASE.
6. Miscellaneous.
6.1. The preamble and exhibits to this Agreement are an integral part hereof. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
6.2. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties are expressly canceled.
6.3. Each party shall take any and all action that may be required, including signing on additional documentation, providing information, voting shares, in order to fulfill the terms and intentions set forth herein.
6.4. No delay or omission to exercise any right, power, or remedy accruing to any party upon any breach or default under this Agreement, shall be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent, or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any of the parties, shall be cumulative and not alternative.

6.5. This Agreement shall be governed by and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof any matter governed by provided, however, that any and all issues relating to TASE rules or the Israeli Securities Laws, would be governed by such rules and laws. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
6.6. All notices and other communications required or permitted hereunder to be given to a party to this Agreement shall be in writing and shall be deemed to have arrived at its destination: (i) upon delivery or within 7 days of sending via registered mail; (ii) upon transmission if sent via fax; upon delivery, if hand delivered, to the addresses or fax numbers listed in the preamble to this Agreement.
6.7. The rights and obligations of the Investor under this Agreement may not be assigned.
IN WITNESS WHEREOF, the parties have executed this Investment Agreement as of the date first above written.

/s/ Ehud-Moshe Gilboa TopSpin Medical, Inc.	/s/ Asher Shmulewitz Asher Shmulewitz